Exhibit 99.1

SenesTech Announces Year End 2017
Financial and Operational Results

FLAGSTAFF, AZ, March 29, 2017 – SenesTech, Inc. (NASDAQ: SNES), a developer of proprietary technologies for managing animal pest populations through fertility control, today announced its fourth quarter and year end 2017 financial and operational results.

“2017 laid the base for 2018 commercial success,” said Dr. Loretta P. Mayer, Chair, CEO and Co-Founder of SenesTech.

SenesTech will hold a conference call today at 5:00pm ET (2:00 PT) to discuss these results and expectations for the coming year.

Key commercial milestones and recent highlights:

●	Partnered with national pest management professional (PMP), Pestmaster Services, to deploy ContraPest in January 2018;

●	Established relationships with 5 additional regional PMPs;

●	Appointed 20-year Orkin executive Joe Malinowski as Vice President of Sales in February 2018;

●	Signed national distribution agreements with Univar for ContraPest® in October 2017 and Target Specialty Products in November 2017;

●	Supplied PMPs in two large metropolitan cities for the expansion of infrastructure projects, with additional proposals to several other key municipal markets;

●	EPA approved label change that expands use of ContraPest® in broader settings, including agricultural applications; and

●	Exhibited at numerous pest trade shows showcasing the innovative ContraPest technology for managing animal pest populations through fertility control.

Management Discussion

“We spent much of 2017 focused on building an organization that has the ability to effectively market and sell our innovative ContraPest® technology for managing animal pest populations through fertility control. We believe much of the hard work required to position the organization for success was accomplished during 2017, and now 2018 is all about sales execution,” said Dr. Mayer.

“During 2017, we established key distribution agreements with Univar and Target Specialty Products to create market access to many of the leading pest management professionals (PMPs) around the United States. In conjunction with providing this expanded distribution access, we have continued to develop relationships with key PMPs, who are now expanding their deployment of ContraPest®. These PMP relationships are just the tip of the iceberg for what we believe will be the opportunity for ContraPest®. In addition to establishing these initial distributor and PMP relationships, we are significantly expanding our marketing campaigns to build a strong brand and to share how ContraPest® can support Integrated Pest Management protocols, while also learning how we can best support them as they fight their toughest rodent infestations. In addition to our distributor and PMP focus, we continue to progress the science and work with municipal and government customers to support their moves from trial to commercial deployment.”

Dr. Mayer concluded, “While we are still early in the sales and marketing process and only a few months into 2018, the last couple of quarters have seen a doubling of customers and revenue. We expect to demonstrate the commercial potential of ContraPest® in 2018, in terms of revenue growth and a trajectory to profitability.”

2017 Annual Financial Results

Revenues from product sales during 2017 were $52,000, compared to less than $1,000 of revenue from product sales during 2016. During 2016, the company received $132,000 in NIH grants, and $186,000 in licensing fees under our former license agreement with Neogen.

Operating expenses during 2017 were $12.3 million, compared to $10.8 million during 2016. Operating expenses during 2017 included non-cash equity compensation of $3.7 million. The increase in operating expense was attributable largely to expansion of product commercialization activities. The Company anticipates that operating cash utilization will continue at or below $750,000 per month.

Net loss during 2017 was $12.3 million or $1.12 per share, compared to $11.0 million, or $1.71 per share, during 2016.

Adjusted EBITDA, which is a non-GAAP measure of operating performance, was $(8.2) million during 2017, compared to $(6.0) million during 2016.

Cash, cash equivalents and highly liquid investments at the end of the year were $7.1 million.

Fourth Quarter and Fiscal Year 2017 Conference Call Details

Date and Time: 5:00 pm ET (2:00 pm PT) on Thursday, March 29, 2018

Call-in Information: Interested parties can access the conference call by dialing (844) 308-3351 or (412) 317-5407.

Live Webcast Information: Interested parties can access the conference call via a live Internet webcast, which is available in the Investor Relations section of the Company’s website at http://senestech.investorroom.com/.

To Ask a Question: The conference call will be moderated by Lytham Partners, an investor relations firm. There will be three options to ask a question during the call:

1.	Questions can be asked live during the call-in portion of the conference call.

2.	The live webcast will feature an option to submit questions in writing during the event.

3.	If you are unable to attend the event, you can submit a question in advance to Senestech@LythamPartners.com.

Replay: A teleconference replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088, confirmation #10118418. A webcast replay will be available in the Investor Relations section of the Company’s website at http://senestech.investorroom.com/ for 90 days.

Use of Non-GAAP Measure

Adjusted EBITDA is presented herein and is a non-GAAP measure. However, this measure is not intended to be a substitute for those financial measures reported in accordance with GAAP. Adjusted EBITDA has been included because management believes that, when considered together with the GAAP figures, it provides meaningful information related to our operating performance and liquidity and can enhance an overall understanding of financial results and trends. See our attached financials for a reconciliation of this non-GAAP measure to the nearest GAAP measure.

About SenesTech

SenesTech is changing the paradigm of pest management by targeting the root cause of the problem: reproduction.

ContraPest® is an innovative technology that targets the reproductive capabilities of Norway and roof rats. As a highly palatable liquid bait, the formulation promotes sustained consumption, bringing populations down and keeping them down. ContraPest® is dispensed inside tamper resistant bait stations, and our delivery system is designed to minimize handler exposure and the risks to non-target species.

As a versatile tool, ContraPest® can be used within your Integrated Pest Management (IPM) program to help reduce reproduction and magnify the success of your IPM protocols, or as a standalone, non-lethal solution for customers that are looking to reduce or eliminate their use of lethal methodologies.

ContraPest® is a Restricted Use Pesticide, due to applicator expertise. Please read and comply with all label instructions. For more information visit the SenesTech website at www.senestech.com.

Safe Harbor Statement
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “may,” “future,” “plan” or “planned,” “will” or “should,” “expected,” “anticipates,” “believe,” “eventually” or “projected.” You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors and other risks identified in our filings with the Securities and Exchange Commission. Forward looking statements include, but are not limited to, our expectation regarding 2018 commercial success, our expectations regarding sales commitments and execution, our expectation regarding the conversion of sales commitments and programs to revenue, our expectation regarding revenue growth and profitability, and our belief that ContraPest will establish a new paradigm in rodent control, resulting in a decreased reliance on lethal options without environmental effects of rodenticides. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

CONTACT:

Investor: Robert Blum, Joe Dorame, Joe Diaz, Lytham Partners, LLC, 602-889-9700, senestech@lythampartners.com

Company: Tom Chesterman, Chief Financial Officer, SenesTech, Inc., 928-779-4143

SENESTECH, INC.
BALANCE SHEETS
(In thousands, except shares and per share data)

	December 31,	December 31,
	2017	2016
ASSETS

Current assets:
Cash	$2,101	$11,826
Investment in securities held to maturity	5,023	—
Accounts receivable	16	10
Prepaid expenses	170	337
Inventory	540	57
Deposits	19	9
Total current assets	7,869	12,239

Property and equipment, net	1,454	631
Total assets	$9,323	$12,870

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Short-term debt	$177	$45
Accounts payable	391	351
Accrued contract cancellation settlement	—	1,000
Accrued expenses	589	371
Notes payable, related parties	12	30
Total current liabilities	1,169	1,797

Notes payable, related parties	—	6
Long-term debt, net	591	138
Common stock warrant liability	—	69
Deferred rent	41	33
Total liabilities	1,801	2,043

Commitments and contingencies (See note 15)	—	—

Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 16,404,195 and 10,157,292 shares issued and outstanding at December 31, 2017 and 2016, respectively	16	10
Additional paid-in capital	81,103	72,069
Stock subscribed, but not issued, consisting of -0- and 4,750 shares at December 31, 2017 and 2016, respectively	—	59
Accumulated deficit	(73,597)	(61,311)
Total stockholders’ equity	7,522	10,827

Total liabilities and stockholders’ equity	$9,323	$12,870

The accompanying notes are an integral part of these financial statements.

SENESTECH, INC.
STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except shares and per share data)

	For the Years
	Ended December 31,
	2017	2016

Revenue:
Product sales	$52	$—
License revenue	—	186
N.I.H. grants	—	132
Total revenue	52	318
Cost of sales	45	—
Gross profit	7	318

Operating expenses:
Research and development	3,191	2,705
Selling, general and administrative	9,132	8,129
Total operating expenses	12,323	10,834

Net operating loss	(12,316)	(10,516)

Other income (expense):
Interest income	29	—
Interest expense	(85)	(32)
Interest expense, related parties	(1)	(55)
Loss on extinguishment of unsecured promissory note	—	(161)
Other income (expense)	87	(31)
Total other income (expense)	30	(279)

Net loss	(12,286)	(10,795)

Series A convertible preferred stock dividends	—	(159)

Net loss and comprehensive loss	$(12,286)	$(10,954)

Weighted average common shares outstanding - basic and fully diluted	10,920,909	6,417,936

Net loss per common share - basic and fully diluted	$(1.12)	$(1.71)

The accompanying notes are an integral part of these financial statements.

SENESTECH, INC.
STATEMENTS OF CASH FLOWS
(In thousands)

	For the Years
	Ended December 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(12,286)	$(10,795)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on investments held to maturity	(36)	—
Amortization of discounts on investments held to maturity	17	—
Depreciation and amortization	391	196
Stock-based compensation	3,728	3,367
Amortization of debt discount	—	27
(Gain) loss on remeasurement of common stock warrant liability	(69)	6
Loss on extinguishment of unsecured promissory note	—	161
(Increase) decrease in current assets:
Accounts receivable	(6)	3
Prepaid expenses	167	(301)
Inventory	(483)	(57)
Deposits	(10)	(3)
Increase (decrease) in current liabilities:
Accounts payable	40	(193)
Accrued contract cancellation settlement	(1,000)	—
Accrued expenses	218	1,109
Deferred rent	8	5
Deferred revenues	—	(221)
Net cash used in operating activities	(9,321)	(6,696)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of securities held to maturity	(5,004)	—
Purchase of property and equipment	(898)	(57)
Net cash used in investing activities	(5,902)	(57)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividend payment on preferred stock	—	(176)
Proceeds from the issuance of series B convertible preferred stock	—	896
Proceeds from the issuance of common stock, net of offering costs	5,253	18,832
Proceeds from the issuance of convertible notes payable	—	326
Repayments of convertible notes payable	—	(810)
Proceeds from the issuance of notes payable	437	—
Repayments of notes payable	(73)	(29)
Repayments of notes payable, related parties	(24)	(1,101)
Repayments of capital lease obligations	(95)	(21)
Proceeds from exercise of stock options and warrants	—	521
Net cash provided by financing activities	5,498	18,438

NET CHANGE IN CASH	(9,725)	11,685
CASH AT BEGINNING OF PERIOD	11,826	141
CASH AT END OF PERIOD	$2,101	$11,826

SUPPLEMENTAL INFORMATION:
Interest paid	$87	$393
Income taxes paid	$—	$—

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Purchases of equipment under capital lease obligations	$316	$157
Issuance of shares of common stock upon conversion of convertible notes payable	$—	$837
Original issue discount	$—	$147
Debt discount on convertible notes	$—	$9
Related party convertible note extinguished for settlement payable	$—	$404
Contributed capital, debt forgiveness by related parties	$—	$2,003

The accompanying notes are an integral part of these financial statements.

SenesTech Inc.
Itemized Reconciliation Between Net Loss and Non-GAAP Adjusted EBITDA
For the Years Ended December 31, 2017 and 2016
(Unaudited)

(in thousands)
	For the Years Ended December 31,
	2017	2016
Net Loss (As Reported, GAAP)	$(12,286)	$(10,954)

Non-GAAP Adjustments:
Interest and dividends	57	240
Stock-based compensation	3,728	3,369
Non-cash charge for settlement of dispute	—	1,000
Gain on investments held to maturity	(36)	—
Change in fair value of derivative	(69)	6
Amortization and accretion:
Amortization of debt discount and deferred financing costs	—	27
Amortization of discounts on investments held to maturity	17	—
Loss on extinguishment of unsecured debt	—	161
Depreciation expense	391	196
Total of non-GAAP adjustments	4,088	4,999

Adjusted EBITDA Loss (Non-GAAP)	$(8,198)	$(5,955)